Exhibit 21


                                      Subsidiaries of R&B, Inc.


Significant Subsidiaries                           Jurisdiction
------------------------                           ------------
RB Distribution, Inc.                              Pennsylvania
RB Management, Inc.                                Pennsylvania
Dorman Products of America, Ltd.                   Kentucky
RB Service Supply, L.P.                            Georgia
RBPEACH, Inc.                                      Delaware
Cosmos International, Inc.                         Minnesota
Motor Power Industries, Inc.                       Delaware